Bank Loan Contract for Fixed Assets

No.: 2012 Zhen Zhong Yin Bu Jie Zi No. 00002

Borrower: Shenzhen Highpower Technology Co., Ltd. (Hereafter referred to as Party A)

Business License No.: 440307503274740

Legal representative/principal: Dangyu Pan

Domicile:Building A2, Luoshan Industrial Park, Pinghu Town, Longgang District, Shenzhen

Zip Code: 518111

Bank & account No.: Bank of China, Pinghu Sub-branch

Tel.: 89686236      Fax: 89686298

Creditor: Bank of China Limited, Shenzhen Buji Sub-branch (Hereafter referred to as Party B)

Legal representative/Principal: Yong Yang

Domicile: No. 108, Buji Road, Buji Town, Longgang District, Shenzhen

Zip Code: 518112

Tel.: 28274825

Fax: 28270847

The Borrower and the Creditor reached the following agreement after equal negotiation. The Creditor agrees to grant the borrower the loan for fixed assets.

Article 1: Amount of the loan

Currency: RMB

Amount: FIFTY MILLION ONLY

 RMB50,000,000

Article 2: Term of the loan

Term of the loan: 60 months, effectiveness date shall be the actual withdrawal date, if installment withdrawal, the first withdrawal date shall be the effectiveness date.

The borrower should strictly abide by the agreed withdrawal timeline, in case the actual withdrawal date late than the agreed withdrawal time, the borrower’s repayment date shall continue to be the agreed date in the contract.

Article 3: Use of the loan

Use of the loan: payment for construction project

Without written approval of the lender, the borrower could not change the agreed purpose of the use of the loan, including but not limited to that the borrower shall not use the loan for investment in stocks or securities purpose, shall not use the loan for projects that forbidden by any state laws, rules and regulations, or projects without legal approval, or project or purposes prohibited by funding with bank loans.

Article 4 interest rate and calculation of interest

1.	Interest rate

The interest rate shall be the following (2) .

(1)	Fixed interest rate, annual interest rate ∥ %. The interest rate shall remain the same during the loan period.

(2)	Floating interest rate, the starting date shall be the actual withdrawal date. The floating period shall be every / month, re-price again. The re-pricing date shall be the first date of next floating period.

On each withdrawal:

■	floating interest of RMB loan

A.	The interest rate for the first period (from the actual withdrawal date to the expiration date of the floating cycle) shall be the three to five years (including five years) benchmark lending rate promulgated by the People’s Bank of China.

B.	On the re-pricing date, the applicable floating interest rate shall be the benchmark lending rate promulgated by the People’s Bank of China.

2.	Interest calculation

Interest shall be calculated from the actual withdrawal date, as per actual withdrawal amount and number of days.

Interest calculation formula: Interest = principal * actual days * daily interest rate

Daily interest rate shall be calculated on a 360-day basis,

Conversion formula: daily interest rate = yearly interest rate / 360

3.	Interest settlement method

Borrower shall settle the interest according to the following (1).

(1)	Settle the interest on quarterly basis, every 20th of the last month during the quarter shall be the settlement date, and 21th shall be the payment date.

(2)	Settle the interest on monthly basis, every 20th of the last month during the quarter shall be the settlement date, and 21th shall be the payment date.

In case the last repayment date of the loan principal is not the interest payment date, the interest payment date shall be the last settlement date of the principal, the borrower should pay off all the interest payable.

4.	Penalty interest

(1)	Overdue or fails to use the loan in accordance with the contract, from overdue or misappropriate date, the overdue or misappropriated parts shall be subject to penalty interest in accordance with the agreed penalty interest rate under this article until the settlement of interest and principal.

(2)	Overdue interest and penalty interest shall be levied compound interest according to the penalty interest rate agreed in this article.

(3)	Rate of penalty interest

Penalty interest rate for overdue loan shall be 50% above the floating interest rate, and for misappropriation loan shall be 100% above the floating interest rate.

Article 5 Terms of withdrawal

The borrower’s withdrawal shall meet the following conditions:

1.	This contract and its attachments have been in force.

2.	Borrower has provided the lender with related files, documents, seals, list of signatory, specimen signatures and filled out relevant documents.

3.	Borrower has opened the account necessary to fulfill this contract in accordance with lender’s requirements.

4.	Submit to the lender written withdrawal application and relevant proof document on the purpose of the loan for the withdrawal procedure 5 bank work days prior to any withdrawal.

5.	Borrower has provided the lender Resolution and Power of Attorney approved by Board of Director or other authorized department.

6.	The capital in proportion to the loan to be issued is in place, actual progress of the project is consistent with the investment.

7.	For fixed assets investment project with significant funds, high technology and payment on installment, the lender has the right to require borrower provide written documents on the progress of the project and quality signed by supervision, evaluation and quality control departments.

8.	The borrower has provide guarantee in accordance with the requirement of the lender, and the guarantee contract has taken effect and completed statutory approval, registration and filing procedures.

9.	Other withdrawal conditions agreed by both parties or regulated by laws.

The lender has the right refuse the application for withdrawal of the borrower if the above-mentioned conditions are not met except the lender agrees to issue the loan.

Article 6 withdrawal time and manner

The borrower shall withdraw the entire loan within 180 days.

Article 7 payment of the loan

1. The borrower open the following account in the bank of the lender, and the issuance and payment of the loan shall be handled through this account.

Account name: Shenzhen Highpower Technology Company Limited

Account No.: 744557938816

2. Loan payment manner

(1) The loan payment manner shall be in accordance with laws and regulations and the agreements under this contract.

(2) The lender shall issue the loan in accordance with the withdrawal application and pay the fund to the borrower for agreed use.

3. Specific requirements of the loan fund payment

(1) Borrower shall specify the necessary payment information in the withdrawal application.

(2) The borrower shall provide the lender proof documents before any withdrawal and guarantee all the data provided are true, complete and valid.

(3) The performance of the payment obligation of the lender

A. The lender pays the loan to the borrower’s account after audit of the documents submitted by the borrower.

B. In case of the lender finds out that the documents provided by the borrower are not in line with the contract or exist other defects, the lender shall have the right to require the borrower to supplement, replace, explain or resubmit relevant documents. The lender has the right to refuse the issuance and payment of related loan before the borrower provides qualified documents.

(4) The borrower shall not circumvent the trust of the lender in a piecemeal way.

Article 8 repayment

1. Unless agreed otherwise by both sides, the borrower shall repay the loan under the contract according to the following (3)

(1) Pay off the loan under the contract on the expiration date of the loan.

(2) Repay the loan under the contract as per the following repayment plan

Repayment time	Repayment amount

(3) Other repayment plan: installment repayment plan, repay 2% of the actual withdrawal amount on September 30, 2012 and November 31, 2012, respectively, then repay the principal once every quarter with the amount of 6% of actual withdrawal amount, pay off the loan on expiration date.

(4) In case of needs to change the above-mentioned repayment plan, the borrower has to submit written application to the lender. The changes to the plan shall be confirmed by both parties in written form.

2. Unless agreed otherwise by both parties, the lender has the right to determine the repayment order of principal or interest under the circumstance that the borrower defaults on both principal and interest at the same time.

3. Unless agreed otherwise, the borrower can make the repayment ahead of expiration date, but shall inform the lender in written form 10 bank work days prior to the repayment.

4. The borrower shall repay the loan by depositing full amount in the following account 2 bank work days before maturity of each sum of principal and interest, and the lender shall have the right to deduct the principal and interest from this account on every due date of each sum of principal and interest.

Account name: Shenzhen Highpower Technology Co., Ltd

Account number: 744557938816

Article 9: Guarantee

1. The way of guarantee under this contract shall be:

■ Springpower Technology (Shenzhen) Co., Ltd provides the maximum guarantee and sign corresponding Contract numbered 0001 on Maximum Guarantee; this contract is the principal contract under the guarantee contract.

■ Hong Kong Highpower Technology Co., Ltd provides the maximum guarantee and sign corresponding Contract numbered 0002 on Maximum Guarantee; this contract is the principal contract under the guarantee contract.

■ Mr. Dangyu Pan provides the maximum guarantee and sign corresponding Contract numbered 0003 on Maximum Guarantee; this contract is the principal contract under the guarantee contract.

■ Shenzhen Highpower tech. CO., Ltd. provides the maximum pledge and sign corresponding Contract numbered 0001 on Maximum Pledge; this contract is the principal contract under the guarantee contract.

In case of any events occurred to Party A or the guarantor which is deemed to be influencing the performance capacity of Party A or the guarantor, or in case the guarantee contract turns to invalid, is cancelled or rescinded, or in case Party A or the guarantor seriously deteriorates in the financial position or is involved in significant litigation or arbitration cases or any other conditions which may influence its performance capacity hereunder, or in case the guarantor breaches the guarantee contract or any other contract executed between Party B, or in case the collateral is depreciated, damaged, lost or sealed which weakens or eliminates the guarantee value, Party B shall have the right to require Party A and Party A shall be obligated to provide new guarantee, to change guarantor etc to guarantee the liabilities hereunder.

Article 10 Insurance (This article is optional; the choice is 2: 1. applicable; 2. not applicable)

The borrower shall insure the project or trade-related equipment, construction, transport of goods and risks during the operation period under this contract in the specified insurance company, and the insurance shall meet the lenders requirements, the amount of the insurance shall not less than the principal of the loan.

  The borrower shall hand over the original policy to the lender after the contract came into force.

Article 11: Representations and commitments

1. Party A’s statements are as follows:

(1)	Party A is lawfully registered and validly existed and of the full capacity for private rights and the full capacity for civil acts as needed for the execution and performance of the Agreement;

(2)	Executing and performing the Agreement and single agreements shall be the declaration of Party A's true intention with legal and valid authorization in accordance with the articles of association or other internal management document. Execution and performance of the Agreement and single agreements will not breach any agreement, contract or other legal documents binding Party A. Party A has acquired or will acquired all relevant approvals, permissions, filings or registrations needed by the execution and performance of the Agreement;

(3)	All documents, financial statements, certificates and other materials provided by Party A hereunder and under any single agreement shall be true, complete, accurate and valid;

(4)	The background of the transaction hereunder shall be true and legal, which will not be used for illegal purposes like money laundering etc;

(5)	Party A did not conceal from Party B any event which may influence the financial position and performance capacity of itself and the guarantor.

(6)	Program and issues of the loan shall in line with the nation’s industrial, land, environment protection laws, rule and regulations and related policies.

(7)	Party A is up to the nation’s environment protection standards, and no pollution risks exist.

(8)	Other issues represented by Party A: ∥.

2. Party A makes the commitment as follows:

(1)	Party A will submit the financial statements (including but not limited to annual statements, quarterly statements and monthly statements) on a regular basis or in a timely manner as required;

(2)	The withdrawal, payment and use of the loan shall be in accordance with the contract.

(3)	In case Party A have or shall enter into any counter-guarantee agreement or similar agreement on guarantee obligation with the guarantor, the agreement shall not impair any rights of Party B under this contract.

(4)	Party A will accept and cooperate with Party B’s inspection and monitor over the use condition of the line of credit and relevant production and operation, financial activities;

(5)	In case of any conditions which may influence the financial position and performance capacity of Party A or the guarantor hereunder, including but not limited to the split-up, merging, pooling, joint venture with foreign investors, cooperation, contract operation, reconstruction, transformation, planning for listing etc of its business manner in any form, reduction of registered capital, significant asset or equity transfer, bearing of significant indebtedness, setup of new significant liability on the collateral, seal-up of the collateral, wind-up, revocation or (being applied) application for bankruptcy etc, or engaging in any significant litigation or arbitration cases, Party A shall have to get Party B’s written approval in advance.

(6)	As to debt liquidation order, Party B takes precedence over the share holders of Party A.

(7)	In case the net income is zero or a negative number. Party A shall not pay any dividends to share holders.

■ Party A shall not pay any dividends to shares holders during the period from the effectiveness date of the contract to the date Party A pay off principal and interest and related costs.

(8)	Party shall not dispose its own assets in a reduce solvency way, and commit the total amount for external guarantees shall not exceed one time its net assets.

(9)	Apart from in line with the usage agreed in this contract or agreed by Party B, Party A shall not transfer the funds to accounts of the same name or accounts of related parties’.

In case Party A transfer funds under the contract to accounts of the same name or related parties, relevant supporting documents shall be provided.

(10)	Others committed by Party A: Huizhou industrial park shall be collateral to Party B after receiving real estate certificate, or else Party B shall have the right to recover the loan ahead of schedule.

Article 12: Internal related transaction and disclosure thereof in Party A’s Group

Both parties agreed to follow the item 1 as mentioned hereunder:

1. Party A does not fall into the customer group as determined in Guidelines for the Risk Management by Commercial Banks for Granting Credit to Customer Groups (“Guidelines”);

2. Party A falls into the category of customer group as defined by Party B in compliance with Guidelines. Party A shall, subject to provisions of Article 17 of Guidelines, timely report to Party B the conditions of any related transaction over 10% of Party A’s net assets, including the related relation of parties concerned, transaction items, transaction nature, sum or respective ratio, pricing policies (incl. transaction without any sum or with only symbolic sum).

Article 13: Defaults and treatment

1. Any of the following conditions shall constitute or be deemed as an event of default of Party A hereunder:

(1)	Party A fails to perform the payment and settlement obligations to Party B as agreed in the Agreement.

(2)	Party A fails to use the funds acquired for agreed purposes as stated in the agreement.

(3)	The representations made by the borrower in the agreement are untrue or breached the commitment made in the contract.

(4)	In case of the condition stated in Article 11, item 2 (5) which is deemed by Party B as influencing Party A’s financial position and performance capacity, or influencing the guarantor’s financial position and performance capacity, while Party A fails to provide new guarantee and replace guarantor as agreed in the agreement.

(5)	Party A is engaged in any default issues under any other contract with Party B or other organizations under the Bank of China Limited; occurrence of an event of default under credit contracts with other financial institutions.

(6)	The guarantor breaches the agreement in guarantee contract, or is engaged in any default issues under any other contract with Party B or other organizations under Bank of China Limited.

(7)	Party A terminates the business or is engaged in any wind-up, cancellation or bankruptcy issues.

(8)	Party A is involved or may be involved in significant economic disputes, litigation, arbitration or its assets are confiscated or seized, or subjects to other judicial proceedings, administrative punishment procedures executed by administration authorities such as tax authorities, which have affected or may affect its capacity to perform the liabilities under the contract.

(9)	Major individual investor, key management member of Party A changes abnormally, missing, or subject to investigation or restriction by judiciary, which have or may affect Party A’s performance of obligation under the contract.

(10)	The project capital isn’t put into the construction according to the schedule or proportion.

(11)	Project progress falls behind the schedule in the use of fund.

(12)	The progress of the project construction lags far behind the schedule, or project construction costs exceed the proportion of the budget recognized by Party B; or project construction and operating environment, condition experiences material adverse changes.

(13)	The quality of the project is not in line with the national or industry standards.

(14)	Party A experiences credit status decline, or deterioration in financial indicators such as profitability, solvency, operating capacity and cash flow, and exceed the restriction of indicators agreed in this contract or other financial agreement.

(15)	Party B reviews the financial position and performance capacities of Party A on a yearly basis, and find out situations that may affect the financial position or performance capacities of Party or the guarantor.

(16)	Party A breaches other agreement on rights and obligations of Party B under this contract.

2.	Party B shall, according to the actual situation, have the right to take the following measures jointly or respectively regarding the aforesaid default issues:

(1)	Require Party A and the guarantor to correct the default action within required duration;

(2)	Reduce, suspend or terminate in whole or in part the line of credit granted to Party A;

(3)	Suspend or terminate in whole or in part any business application of Party A under this contract or any other contract between Party A and Party B; suspend or terminate in whole or in part the issuance and handling of any loan not issued, any trading financing business not handled;

(4)	Declare that the principal and interest of loan, trade financing and other payables under the contract or any other contract between Party A and Party B shall be in whole or in part be mature immediately;

(5)	Modify the terms of loan granting and payment according to Party A’s credit status.

(6)	Terminate or cancel this contract, terminate or cancel other contract between Party A and Party B in whole or in part;

(7)	Require Party A to indemnify the losses caused to Party B thereby;

(8)	With prior or after notice, deduct the sum in the account opened in Party B to discharge all or part liabilities of Party B attributable to Party A. Any premature sum in the account shall be deemed mature in advance. Where the currency of the account is different from the pricing currency of Party B’s business, the settlement exchange rate applicable to Party B at the time of deduction shall be followed for the translation;

(9)	Require the guarantors to undertake the guarantee responsibility;

(10)	Any other measures deemed necessary by Party B.

Article 14: Rights reservation

Any party’s failure in performing the rights under the contract in whole or in part or in requiring the other party to perform and undertake partial or whole liabilities and obligations shall not constitute the waiver of the rights or release of the liabilities or obligations.

Any party’s allowance or extension to the other party or delay in performing the rights under the contract shall not affect any of its rights under the contract, laws or regulations, and shall not be deemed as the waiver of the rights.

Article 15: Modification, alteration, termination and partial invalidity

The Agreement may be subject to written modification or alteration with both parties’ negotiation and consent, and any modification or alteration made thereby shall constitute integral part of the Agreement.

Unless otherwise provided by laws or regulations or otherwise agreed by both parties concerned, the Agreement shall not be terminated prior to the complete performance of the rights and obligations hereunder and under single agreement.

Unless otherwise provided by laws or regulations or otherwise agreed by both parties concerned, the invalidity of any provisions herein shall not influence the validity of any other provisions herein.

Article 16: Applicable laws and dispute settlement

This contract shall be governed by laws of the People’s Republic of China.

Upon the coming into force of the contract, any and all disputes arising from or in connection with the execution and performance of the contract can be solved through negotiation. In case the negation fails, either party may take the following (2) manner:

1. Submit to       /          arbitration committee for arbitration.

2. Appeal to the people's court in the place where Party B resides or where any other organizations under Bank of China Limited in accordance with laws.

3. Appeal to the people’s court with jurisdiction.

During the dispute settlement period, any other articles not affected by the dispute shall be performed continually.

Article 17: Attachments

The following attachments and any other attachments and single agreements jointly confirmed by both parties shall constitute integral part of the Agreement and be of the same legal effect as the contract.

Attachment 1: Withdraw form (template).

Attachment 2: ….

Article 18: Other agreements

1. Party A, without written consent of Party B, shall not transfer any rights and obligations hereunder to any third party.

2. In case Party B shall, as required by business, entrust other organizations under Bank of China Limited to exercise the rights and undertake obligations under the Agreement and single agreement, Party A shall agree with the arrangement. Other organizations under Bank of China Limited as authorized by Party B shall have the right to exercise all rights under the Agreement and shall have the right to appeal to the people’s court or to arbitration institution for any dispute under the Agreement.

3. The Agreement shall be binding upon both parties and successors and assignees legally generated of both parties without affecting any other provisions herein under this contract.

4. Unless otherwise agreed, domicile designated by both parties herein shall be the address of both parties for communication. Both parties commit to inform the other party in written form in case of changing the said domicile.

5. Transactions under this contract are based on respective interests. If in accordance with laws, regulations and regulatory requirement, other parties of the transaction constitutes the related party of Party B, all related parties shall not seek to affect the fairness of the transaction with the relationship.

6. Headings and business names as mentioned herein shall be used only for the convenience of reference, which shall not be regarded as the interpretation of provisions contained herein or rights and obligations of parties hereto.

7. Party B has the right, in accordance with laws, rules and regulations, to submit the information relating to this contract and other relevant information of Party A to the credit system of the People’s Bank of China and other legally established credit information database for qualified institution or individual use. Party B also has the right, for the purpose of entering into and performing this contract, to check relevant information of Party A through credit system of the People’s Bank of China and other legally established credit information database.

8. In case of legal holidays, the withdrawal date, repayment date shall be postponed to the first work day after the holidays.

9. In case Party B can’t perform the agreement due to the changes of laws, rule and regulations, Party B has the right to terminate or perform the agreement or single agreement according to the changes of laws, rule and regulations. Party B shall be exempt from responsibilities resulted from these reasons in case the situations appears.

Article 19: Effectiveness of the agreement

The Agreement shall come into force with the signature of both parties’ legal representatives, principals or authorized signatories and with both parties’ official seals.

The Agreement shall be made in sextuplicate, each of Party A and Party B shall hold three, each original shall be of the same legal force.

Borrower(Party A): Shenzhen Highpower Technology Co., Ltd.

Signatory:	/s/ Dang Yu Pan	(Official Seal)

January 13, 2012

Party B: Bank of China Limited, Shenzhen Buji Sub-branch

/s/ [SEAL]

Signatory:	Yong Yang	(Official Seal)

January 13, 2012